As filed with the Securities and Exchange Commission on November 26, 2013
Registration No. 333-161147

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________________
PEPCO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	52-2297449
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

701 Ninth Street, N.W. Washington, D.C. 20068
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________

JANE K. STORERO
Vice President, Secretary and Assistant Treasurer
Pepco Holdings, Inc.
701 Ninth Street, N.W.
Washington, D.C. 20068
(202) 872-2000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
________________________

Approximate Date of Commencement of Proposed Sale to the Public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-161147) (the “Registration Statement”) of Pepco Holdings, Inc. (the “Company”), which was originally filed with the U.S. Securities and Exchange Commission on August 7, 2009.  The Registration Statement registered 7,500,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), in connection with the Company’s Shareholder Dividend Reinvestment Plan (the “Plan”).

On August 30, 2013, the Company filed a Registration Statement on Form S-3 (File No. 333-190923) to register 6,500,000 shares of Common Stock in connection with the Company’s Direct Stock Purchase and Dividend Reinvestment Plan, which replaces the Plan.  The Company therefore seeks to deregister 606,938 Shares that remain unsold under the Registration Statement as of the date hereof.

Accordingly, in accordance with an undertaking made by the Company in Part II of the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to remove from registration 606,938 Shares registered but unsold under the Registration Statement and to terminate the effectiveness of the Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS.

Exhibit No.	Description
24	Power of Attorney (incorporated by reference to Exhibit 24 to the Registration Statement on Form S-3 (File No. 333-161147) of the Company filed on August 7, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on the 26th day of November, 2013.

PEPCO HOLDINGS, INC.

By:	/s/ JOSEPH M. RIGBY
Joseph M. Rigby, Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ JOSEPH M. RIGBY	Chairman of the Board, President and Chief Executive Officer	November 26, 2013
Joseph M. Rigby

/s/ FRED BOYLE	Senior Vice President and Chief Financial Officer (principal financial officer)	November 26, 2013
Frederick J. Boyle

*	Vice President and Controller (principal accounting officer)	November 26, 2013
Ronald K. Clark

/s/ P. M. BARBAS	Director	November 26, 2013
Paul M. Barbas

/s/ H. RUSSELL FRISBY, JR.	Director	November 26, 2013
H. Russell Frisby, Jr.

/s/ PATRICIA A. OELRICH	Director	November 26, 2013
Patricia A. Oelrich

*	Director	November 26, 2013
Jack B. Dunn, IV

*	Director	November 26, 2013
Terence C. Golden

*	Director	November 26, 2013
Frank O. Heintz

*	Director	November 26, 2013
Patrick T. Harker

*	Director	November 26, 2013
Barbara J. Krumsiek

*	Director	November 26, 2013
George F. MacCormack

*	Director	November 26, 2013
Lawrence C. Nussdorf

*	Director	November 26, 2013
Frank K. Ross

*	Director	November 26, 2013
Pauline A. Schneider

*	Director	November 26, 2013
Lester P. Silverman

*By:	/s/ JOSEPH M. RIGBY
Joseph M. Rigby
Attorney-in-fact